Exhibit 99

HEARTLAND BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS

June __, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Heartland Bancshares, Inc., an Indiana corporation  (“Heartland”), hereby appoints Steve Bechman and Jeffrey Goben, and each of them acting singly, with full power of substitution in each, as proxies to cast all votes that the undersigned shareholder is entitled to cast at the special meeting of shareholders of Heartland, to be held at _____ _.m., Eastern Daylight Savings Time, on June ___, 2012 , at [place including address and city], and at any adjournments or postponements thereof, as directed on the reverse side, with respect to the matters set forth on the reverse side and with discretionary authority on all other matters that may properly come before the meeting, as more fully described in the prospectus/proxy statement received by the undersigned shareholder.

If no direction is made, the proxy will be voted “FOR” Item 1 and “FOR” Item 2.

The undersigned shareholder may revoke this proxy at any time before it is voted, as follows: (i) deliver either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Jeffrey L. Goben, Corporate Secretary, Heartland Bancshares, Inc., 420 N. Morton Street, Franklin, Indiana 46131; or (ii) attend the special meeting and vote in person.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF HEARTLAND BANCSHARES, INC.

June __, 2012

1.  To approve the Agreement and Plan of Merger dated February 9, 2012, as amended, by and between Horizon Bancorp and Heartland Bancshares, Inc., and to adopt the Amended and Restated Plan of Merger between Horizon Bancorp and Heartland Bancshares, Inc., in the form attached to such Agreement and Plan of Merger, as amended.

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 1.

2.  To approve one or more adjournments of the special meeting (upon the motion of any shareholder of record entitled to vote thereon duly made and seconded) if necessary to permit further solicitation of proxies in favor of the proposed merger agreement (including plan of merger) and merger as described by Item 1 above.

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 2.

3.  The proxies are authorized to vote upon any other business that properly comes before the special meeting or any adjournment of the meeting, in accordance with their judgment on such matters.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note: Please sign exactly as your name or names appear on this proxy.  When shares of common stock are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Exhibit 99